IDS Life of New York Account 8
Registration No. 33-15290/811-5213

Exhibit Index

2.   Opinion of counsel

3.   Financial Statement Schedules

5.   Financial Data Schedules

6.   Opinion of Actuary

7(a) Consent of Actuary

7(b) Consent of Independent Auditors